Exhibit 99.2

Mobile Reach Technologies, Inc. licenses technology to Spectrum
Mobile
Wednesday May 31, 2006

Chatham, N.J. On March 10, 2006
Mobile Reach Technologies, Inc., a wholly-owned subsidiary of Crystal International Travel Group, Inc. (OTCBB:CINT) (formerly Mobile Reach International, Inc.), and Spectrum Mobile, Inc. ("Spectrum Mobile") entered into a Licensing Agreement (the "License Agreement") whereby MRT granted Spectrum Mobile the right to use, sublicense and distribute the mobile software products owned by MRT.
MRT will receive a royalty payment of five percent (5%) for the first two (2) years of the License Agreement, with a sliding royalty for years three and four of the License Agreement. Additionally, the License Agreement provides that MRT will receive a portion of the proceeds of any sale of Spectrum Mobile or its assets based on the length of time between the Effective Date and the sale. The portion of a sale that MRT is entitled to receive in the event of a sale is capped at $250,000.
''We are pleased that Spectrum Mobile is embracing our proprietary technology for its own product line up stated Crystal s President and CEO Fabrizzio P. Busso-Campana.
Mr. Busso-Campana further added We will continue to investigate new upgrades and opportunities in this market.

ABOUT CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.

Crystal International Travel Group is a diversified, multi asset Travel Company that merges the knowledge, reliability and human touch of the travel agent community with the advanced technology, speed and flexibility of online travel.
Crystal
has assembled a world-class team of travel experts to grow and manage a best-in-class tour operator.
They have applied their knowledge and experience in tour packaging and are bringing these skills to the world-wide-web as well as the off-line world.
While Crystal s current online brand www.suntrips.com similar in presentation and functionality to Expedia.com (EXPE), Orbitz.com, CheapTickets.com [both subsidiaries of Cendant Corporation (CD)] Crystal is in the process of creating a travel solution designed to bring added value to travelers, while supporting the future branding goals of travel suppliers such as hotels and airlines as well as supporting the travel agent community. .
Crystal
also intends to grow the SunTrips brand offline as a lifestyle mark, potentially on destinations, travel accessories, premiums and incentives.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of Crystal International Travel Group, Inc. s (Crystal) management regarding current expectations and projections pertaining to future events and are based on currently available information. These forward-looking statements involve a number of risks and uncertainties, including the ability of the Company to operate a best-in-class tour operator, the ability to develop and maintain the Company as a lifestyle mark in the travel market, and the ability to attract and retain the required personnel and other factors described in the Company's respective filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also may have material adverse effects on
Crystal
s business, financial conditions and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as anticipates, estimates, expects, is in process, intends, plans and believes, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Crystal is not under any obligation and does not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Company Contact:

Peter Dugan

Crystal International Travel Group, Inc.

641 Shunpike Road, #333

Chatham, New Jersey 07928

Tel.:
(973) 210 4966

Fax:
(908) 349 3043

pdugan@crystalitg.com